UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2023

Adit EdTech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39872	85-3477678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

(646) 291-6930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	ADEX.U	NYSE American LLC
Common stock, par value $0.0001 per share	ADEX	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ADEX.WS	NYSE American LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Note (as defined below) included in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this item to the extent required herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2023, in connection with the Special Meeting (as defined below), Adit EdTech Acquisition Corp. (“ADEX” or the “Company”) filed with the Secretary of State of the State of Delaware a certificate of amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Amendment”) to (1) extend the date by which the Company must consummate its initial business combination up to two additional times at the election of the Company’s Board of Directors for an additional three month each time (for a maximum of two three-month extensions), or otherwise (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) included as part of the units sold in the Company’s initial public offering, and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and in accordance with applicable law, dissolve and liquidate; and (2) remove the prohibition on the Company consummating an initial business combination or effecting a redemption or repurchase of public shares in connection with an approved initial business combination, a tender offer and certain amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, if, upon approval of any such initial business combination, tender offer, or amendment, the Company does not have net tangible assets in excess of $5 million. A copy of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 hereto and is incorporated herein by reference, and the foregoing description of such amendment is qualified in its entirety by reference thereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 11, 2023, the Company reconvened the special meeting of stockholders which was adjourned on June 30, 2023 (the “Special Meeting”) for the purpose of considering and voting upon the following proposals:

The Extension Proposal—To amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to authorize the Company to extend the date by which it must consummate an initial business combination up to two additional times at the election of the Board of Directors for an additional three months each time (for a maximum of two three-month extensions) or otherwise (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the shares of Common Stock included as part of the units sold in the Company’s initial public offering and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and in accordance with applicable law, dissolve and liquidate.

The NTA Proposal—To amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to remove the prohibition on the Company consummating an initial business combination or effecting a redemption or repurchase of public shares in connection with an approved initial business combination, a tender offer and certain amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, if, upon approval of any such initial business combination, tender offer, or amendment, the Company does not have net tangible assets in excess of $5 million.

The Extension Proposal and the NTA Proposal are each described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 30, 2023 and as supplemented on June 30, 2023 and July 3, 2023.

As of the close of business on May 8, 2023, the record date for the Special Meeting, there were 9,367,422 shares of Common Stock outstanding. Each share of Common Stock was entitled to one vote on each of the Extension Proposal and the NTA Proposal. A total of 8,511,496 shares of Common Stock, representing approximately 90.86% of the outstanding shares of Common Stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

The Company’s stockholders approved the Extension Proposal by the votes set forth below:

For	Against	Abstain
7,870,890	639,606	1,000

The Company’s stockholders approved the NTA Proposal by the votes set forth below:

For	Against	Abstain
8,120,890	389,606	1,000

Stockholders holding 467,396 shares of Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account for approximately $4.9 million (approximately $10.58 per share).

Item 8.01	Other Events.

On July 12, 2023, the board of directors of Adit EdTech Acquisition Corp. (the “Company” or “ADEX”) elected to extend the date by which the Company must complete an initial business combination by three months, from July 14, 2023 to October 14, 2023 (the “Extension”). In connection with the Extension, GRIID Infrastructure LLC (“GRIID Infrastructure”) agreed to deposit an aggregate of $60,000 (representing approximately $0.03 per public share) into the Company’s trust account for its public stockholders on behalf of the Company. This deposit would be loaned to ADEX pursuant to an amended and restated promissory note issued by ADEX to GRIID Infrastructure (the “Note”) on July 12, 2023. The Extension is the first of two three-month extensions permitted under the Company’s governing documents and provides the Company with additional time to complete its initial business combination.

Loans may be made under the Note in an aggregate principal amount of up to $1,800,000. Currently, the outstanding principal amount under the Note is $888,271.92. Interest will accrue on the outstanding principal amount of the Note at a rate per annum equal to the Applicable Federal Rate set forth by the Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code. The Note has a maturity date of the earlier of (i) any determination by ADEX’s board of directors to liquidate the Company and (ii) the effective date of the merger involving Griid Holdco LLC (“GRIID”) and the Company pursuant to that certain Agreement and Plan of Merger dated as of November 29, 2021 and amended on December 23, 2021, October 17, 2022, and February 8, 2023. The failure to timely repay outstanding amounts under the Note within five days of the maturity date or the occurrence of certain liquidation and bankruptcy events constitute an event of default under the Note and could result in acceleration of ADEX’s repayment obligations thereunder.

Important Information About the Merger and Where to Find It

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination transaction between ADEX and GRIID and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this Current Report. These forward-looking statements speak only as of the date of this Current Report. Except as required by law, ADEX does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Certificate of Amendment, dated July 11, 2023, to Amended and Restated Certificate of Incorporation, as amended

10.1	Amended and Restated Promissory Note dated July 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adit EdTech Acquisition Corp.

By:	/s/ John D’Agostino
John D’Agostino
Chief Financial Officer

Dated: July 12, 2023